UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2010

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Hwy 169 North Suite 1000
Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 354-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 28, 2010, Arctic Cat Inc. (the “Company”) announced that Christopher A. Twomey, 62, Chairman and Chief Executive Officer of the Company, plans to retire as Chief Executive Officer of the Company effective January 1, 2011.  Following his retirement, Mr. Twomey will continue as executive Chairman of the Board.

On October 28, 2010, the Company also announced that Claude J. Jordan, 54, the Company’s President and Chief Operating Officer since August 2008, and a member of the Company’s Board of Directors, has been appointed to succeed Mr. Twomey as Chief Executive Officer of the Company, effective January 1, 2011.  Prior to joining the Company, Mr. Jordan worked for The Home Depot in Atlanta, Georgia for five years, most recently serving as a Vice President of The Home Depot, with responsibility for running the THD At-Home Services, Inc. business.  Previously, Mr. Jordan held various management positions at General Electric Company.  Mr. Jordan brings to the role an extensive background in consumer-oriented businesses, significant operating expertise, and international business and mergers and acquisition experience.

In connection with his appointment to Chief Executive Officer, the Company and Mr. Jordan have entered into an amended and restated employment agreement (the “Employment Agreement”).  The Employment Agreement provides for an annual base salary of $500,000.  Mr. Jordan is also entitled to participate in the Company’s annual incentive program offered to the Company’s senior executives.  The initial target incentive payout for Mr. Jordan will be fifty-five percent (55%) of his base salary.   In addition, the Board of Directors has approved a grant to Mr. Jordan on January 1, 2011 of stock options to purchase 5,300 shares of common stock of the Company in accordance with the Company’s 2007 Omnibus Stock and Incentive Plan.  Other terms of the Employment Agreement are consistent with Mr. Jordan’s prior employment agreement.

The Board of Directors accepted Mr. Twomey’s decision to retire as Chief Executive Officer and appointed Mr. Jordan as Chief Executive Officer, both effective January 1, 2011, at a meeting held on October 25, 2010.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Amended and Restated Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference to this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement dated as of October 27, 2010, by and between the Company and Claude J. Jordan.
99.1	Press release dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: October 28, 2010	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement dated as of October 27, 2010, by and between the Company and Claude J. Jordan.
99.1	Press release dated October 28, 2010.